Exhibit 99.1

Consent of Director Nominee

I hereby consent, pursuant to Rule 438 under the Securities Act of 1933, as amended, to my being named as a prospective director of Objet Ltd. in its Registration Statement on Form F-1 and in all amendments thereto that may be filed with the Securities and Exchange Commission from and after the date hereof.

/s/ Neri Oxman	Date: June 7, 2011
Neri Oxman